UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2022

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On January 1, 2022, the Share Purchase Agreement (the “Purchase Agreement”), dated June 13, 2021, by and among Avalon GloboCare Corp., a Delaware corporation (the “Company”), on the one hand, and Lonlon Biotech Ltd., a company incorporated in the British Virgin Islands, the holders of the Sen Lang Shares (as defined in the Purchase Agreement) (collectively, “Sen Lang Shareholders”), the beneficial owner of each Sen Lang Shareholder (collectively, the “Sen Lang Beneficial Shareholders” and together with the Sen Lang Shareholders, the “Sen Lang Owners”), and Ding Wei, in his capacity as the Sen Lang Representative (collectively, the “Sen Lang Parties”), on the other hand, was terminated by the Company and the Sen Lang Parties.

Descriptions of the terms of the Purchase Agreement were included in Item 1.01 of the Current Report on Form 8-K filed by the Company on June 14, 2021, and to the extent required by Item 1.02 of Form 8-K, such descriptions are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 8.01. Other Events.

On January 4, 2022, the Company provided a business update, including with respect to the termination of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Avalon GloboCare Corp. dated January 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Date: January 4, 2022	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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